Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 02/08/2018 12:18 PM
ID: 2018-000788503

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

Global Technologies, Ltd.

2. Incorporated under the laws of: Delaware
(State or country)

3. Date of incorporation: 01/20/1999
(Date – mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

244 2nd Ave N., Suite 9
St. Petersburg, FL 33701

6. Principal office address:

244 2nd Ave N., Suite 9
St. Petersburg, FL 33701

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent*** ***<u>must</u>*** ***have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Registered Agents, Inc.

Address: 30 N Gould St, Ste R
Sheridan, WY 82801

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

Received FEB - 2 2018 Secretary of State Wyoming

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

perform any lawful business

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Jimmy Wayne Anderson	244 2nd Ave N, Suite 9, St. Petersburg, FL 33701
Vice President		
Secretary	Jimmy Wayne Anderson	244 2nd Ave N, Suite 9, St. Petersburg, FL 33701
Treasurer	Jimmy Wayne Anderson	244 2nd Ave N, Suite 9, St. Petersburg, FL 33701
Director	Jimmy Wayne Anderson	244 2nd Ave N, Suite 9, St. Petersburg, FL 33701
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

Class A common stock, par value $.0001, 14,991,000,000 Authorized; Class B common stock, par value $.01, 4,000,000 Authorized; Preferred stock, par value $.01, 5,000,000 Authorized

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

Class A common stock 10,289,293,609 shares outstanding; Class B common stock 0 shares outstanding; Preferred stock 0 shares outstanding

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]
(Shall be executed by an officers or director of the corporation.)

Date 01/25/2018
(mm/dd/yyyy)

Print Name: Jimmy Wayne Anderson

Title: President

Contact Person: Jimmy Wayne Anderson

Daytime Phone Number: (727) 482-1505

Email: info@globaltechnologiesltd.info

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

State of Florida **County of** Pinellas
The foregoing instrument was acknowledged before me by Jimmy Wayne Anderson
Signatory's Printed Name

[signature] — *Notary Public's Signature*

1/24/18 — *Notary Date (mm/dd/yyyy)*

9/29/18 — ***Notary's Commission Expiration***

Notarial Seal:

MARY M. RODRIGUEZ GORT
Notary Public - State of Florida
My Comm. Expires Sep 29, 2018
Commission # FF 133089

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Registered Agents Inc. , registered office located at
(name of registered agent)

30 N Gould St Ste R
Sheridan, WY 82801 USA
voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Global Technologies, Ltd.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Bill Havre
(Shall be executed by the registered agent.)

Date: 01/26/2018
(mm/dd/yyyy)

Print Name: Bill Havre
Daytime Phone: (307) 200-2803

Title: Assistant Secretary
Email: reports@registeredagentsinc.com

Registered Agent Mailing Address (if different than above):

*** If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________________
(Shall be executed by the registered agent.)

Date:
(mm/dd/yyyy)

CONSENT IN LIEU OF MEETING OF THE DIRECTORS OF
GLOBAL TECHNOLOGIES, LTD.

Pursuant to the laws of the State of Delaware, and in lieu of a meeting of the directors of GLOBAL TECHNOLOGIES, LTD (the "Corporation"), a Delaware corporation, the undersigned, being all the directors of the Corporation, hereby consent to the following actions, pursuant to section 141 (f) of the Delaware General Corporation Law, and by this writing approve, adopt and ratify, the following as the actions of the Board of Directors:

Whereas:

The Company elects to file Articles of Continuance with the State of Wyoming. By doing such, the Company will be domesticated in the State of Wyoming. Simultaneous with the filing of the Articles of Continuance, the Company will file a Certificate of Designation for a newly designated Series K Preferred stock.

Therefore, it is RESOLVED as follows:

The Board hereby authorizes:

1. the Company to file Articles of Continuance with the State of Wyoming; and
2. the Company to file a Certificate of Designation for a newly designated Series K Preferred stock.

The undersigned Directors hereby waive notice in connection with this consent and the matters considered, authorized and approved herein. A signature transmitted by facsimile shall be deemed valid and binding.

IN WITNESS, WHEREOF, the signature of the Directors of the Corporation set forth below evidences their adoption of the preceding RESOLUTION as of the 12th day of January 2018.

Bill Schaefer, President and Director

Wayne Anderson, Director

1/25/18

Donna J Bailey
NOTARY PUBLIC - STATE OF FLORIDA
MY COMMISSION EXPIRES JAN. 14, 2022
COMMISSION NO. GG 170422

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES K SUPER VOTING PREFERRED STOCK, $0.01 PAR VALUE PER SHARE

Global Technologies, Ltd., a Corporation Incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on January 12, 2018, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate of Incorporation") and Bylaws. The authorized series of the Corporation's previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby designates a series of the Corporation's previously authorized Preferred stock, par value $.01 per share (the "Preferred Stock") as its Series K Super Voting Preferred Stock, and hereby states the number of authorized shares, and the relative rights, preferences, limitations, privileges, powers and restrictions thereof are and shall be as set forth on the attached Annex A.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed by its duly authorized officers as of the 25th day of January 2018.

GLOBAL TECHNOLOGIES, LTD.

By: ______________________

Name: Jimmy Anderson

Title: President and Director

ANNEX A

SERIES K SUPER VOTING PREFERRED STOCK

1.DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series K Super Voting Preferred Stock, $0.01 par value per share (the "Series K Super Voting Preferred Stock").

B. Number of Shares. The number of shares of Series K Super Voting Preferred Stock authorized shall be three (3) shares. Each share of Series K Super Voting Preferred Stock shall have a stated value equal to $0.01 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series K Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

2. LIQUIDATION AND REDEMPTION RIGHTS

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation's assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

3. CONVERSION

No conversion of the Series K Super Voting Preferred Stock is permitted.

4. RANK

All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.0001 per share ("Common Stock"), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) *pari passu* with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

5. VOTING RIGHTS

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

6. PROTECTION PROVISIONS

So long as any shares of Series K Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series K Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series K Super Voting Preferred so as to affect adversely the holders of Series K Super Voting Preferred Stock.

7. MISCELLANEOUS

A. Status of Redeemed Stock. In case any shares of Series K Super Voting Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series K Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (1) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series K Super Voting Preferred Stock granted hereunder may be waived as to all shares of Series K Super Voting Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series K Super Voting Preferred Stock.

D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner its set forth in this Section.

If to the Corporation:

Global Technologies, LTD.
244 2nd Ave N., Suite 9
St. Petersburg, FL 33701
USA

If to the holders of the Series K Super Voting Preferred Stock, to the address listed in the Corporation's books and records.

The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to Section 151 of the General Corporation Law of Delaware on January 12, 2018. Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Designation as of the date first above written.

Jimmy Anderson, Director

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEW IFT CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JANUARY, A.D. 1999, AT 4:30 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2995274 8100
SR# 20180499967

Authentication: 202040910
Date: 01-26-18

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/20/1999
991025891 - 2995274

CERTIFICATE OF INCORPORATION

OF

NEW IFT CORPORATION

ARTICLE 1

The name of the corporation is New IFT Corporation (hereinafter, the "Corporation").

ARTICLE 2

The address of the Corporation's registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4

The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-nine million (49,000,000), consisting of three (3) classes of capital stock:

(a) Forty million (40,00,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

(b) Four million (4,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"); and

(c) Five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Shares")

A. Except as otherwise expressly provided in this ARTICLE FIVE, all Common Shares shall be identical and shall entitle the holder thereof to the same rights and privileges.

B. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock divident, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

C. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

D. The holders of the Class A and Class B shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A share being entitled to one (1) vote and each Class B share being entitled to six (6) votes, except as otherwise provided by law.

E. The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

F. No holder of Common Shares shall be entitled to preemptive or subscription rights.

G. A statement of the designations of the authorized classes of Preferred Stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

H. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the

Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

1. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

2. The dividend rate of such series (which may be a floating or fixed rate or rates and which may be determined by formula or formulas), the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

3. The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

4. Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

5. Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

6. Whether or not the shares of the series shall have voting Rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

7. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

8. Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the

shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

I. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rate or rates fixed by the Board of Directors for such series, or determined in the manner prescribed in the resolution or resolutions by the Board of Directors creating such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

J. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

K. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holder of shares of the Preferred Stock shall have been paid in full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation then remaining.

At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders, meetings and the exclusive power to vote.

ARTICLE 5

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

ARTICLE 6

The name and mailing address of the incorporator is:

Karen Wolcott
Mesirov, Gelman, Jaffe, Cramer & Jamieson, LLP
1735 Market Street - 38th Floor
Philadelphia, PA

ARTICLE 7

The name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualify are:

Irwin L. Gross
1811 Chestnut Street
Suite 120
Philadelphia, PA 19103

ARTICLE 8

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as currently in effect or as the same may hereafter be amended.

No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

CLASSIFIED BOARD OF DIRECTORS

8.1 The Board of Directors shall consist of five (5) members. Such set number of Directors may be changed from time to time by resolutions of the Board of Directors, except as otherwise by provided by law or by any Amended and Restated Certificate of Incorporation.

8.2 The Board of Directors shall be divided into three (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with the term of office of one (1) class expiring each year. At the 1999 Annual Meeting of Stockholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting. Directors of the second class shall be elected to hold office for a

term expiring at the second Succeeding Annual Meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Subject to the foregoing, at each Annual Meeting of Stockholders, the successors to each class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting.

ARTICLE 9

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

ARTICLE 10

The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of this 20th day of January, 1999.

Incorporator:

Karen Wolcott

KAREN WOLCOTT

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"INTERACTIVE FLIGHT TECHNOLOGIES, INC.", A DELAWARE CORPORATION,

WITH AND INTO "GLOBAL TECHNOLOGIES, LTD." UNDER THE NAME OF "GLOBAL TECHNOLOGIES, LTD.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 1999, AT 3 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2995274 8100M
SR# 20180563232

Authentication: 202065643
Date: 01-31-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 10/08/1999
991428619 - 2995274

CERTIFICATE OF MERGER

OF
INTERACTIVE FLIGHT TECHNOLOGIES, INC.
INTO

GLOBAL TECHNOLOGIES, LTD.
* * * * * * * *

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
INTERACTIVE FLIGHT TECHNOLOGIES, INC.	Delaware
GLOBAL TECHNOLOGIES, LTD.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is GLOBAL TECHNOLOGIES, LTD.

FOURTH: That the Amended and Restated Certificate of Incorporation of GLOBAL TECHNOLOGIES, LTD., a Delaware corporation, which will survive the merger, shall be the Amended and Restated Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

GLOBAL TECHNOLOGIES, LTD.

By: James W. Fox
James W. Fox, President

Dated: SEPTEMBER 30, 1999

Document No. 0685536.03

TOTAL P.03

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEW IFT CORPORATION", CHANGING ITS NAME FROM "NEW IFT CORPORATION" TO "GLOBAL TECHNOLOGIES, LTD.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 1999, AT 3 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2995274 8100
SR# 20180563232

Authentication: 202065644
Date: 01-31-18

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NEW IFT CORPORATION

(Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware)

It is certified that:

1. The name of the corporation is New IFT Corporation (the "Corporation"). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 20, 1999.

2. The Certificate of Incorporation be and it hereby is amended and restated in its entirety entirely to read as set forth below.

3. The provisions of the Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of New IFT Corporation.

4. The Corporation has not received any payment for any of its stock.

5. The amendments and the restatement herein certified have been duly adopted by the sole Director in the manner and by the vote prescribed by Section 241 and Section 245 of the General Corporation Law of the State of Delaware, only one (1) director having been named in the Certificate of Incorporation and no directors having been elected.

6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

ARTICLE ONE

NAME

The name of the Corporation is GLOBAL TECHNOLOGIES, LTD. (the "Corporation").

ARTICLE TWO

REGISTERED OFFICE

The address of the Corporation's registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE THREE

PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

CAPITAL STRUCTURE

4.1 Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-nine million (49,000,000), consisting of three classes of capital stock:

(a) 40,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

(b) 4,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"); and

(c) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

4.2 Designations, Preferences, etc. The designations, preferences, powers and rights, and the qualifications, limitations and restrictions thereof, of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE AND ARTICLE SIX below.

ARTICLE FIVE

COMMON SHARES

5.1 Identical Rights. Except as otherwise expressly provided in this ARTICLE FIVE, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

5.2 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

5.3 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.3, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this Paragraph 5.3.

5.4 Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

5.5 Preemptive or Subscription Rights.

No holder of Common Shares shall be entitled to preemptive or subscription rights.

5.6 Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion." For purposes of this ARTICLE FIVE, "Principal Stockholder" includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an "Affiliate of a Principal Stockholder" is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, "control," when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and

including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the "Conversion Date"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation convenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

ARTICLE SIX

PREFERRED SHARES

The Preferred Shares may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuances, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, determining the following:

(a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Shares;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of the dividends or the making of other distributions on,

and upon the purchase, redemption or other acquisition by the Corporation of, the Common Shares or shares of stock of any other class or any other series of Preferred Shares;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Shares or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

ARTICLE SEVEN

LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this ARTICLE SEVEN shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

This ARTICLE SEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of 75% or more of the outstanding Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.

ARTICLE EIGHT

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

ARTICLE NINE

CLASSIFIED BOARD OF DIRECTORS

9.1 The Board of Directors shall consist of five (5) members. Such number of Directors may be changed from time to time by resolutions of the Board of Directors, except as otherwise provided by law or the Amended and Restated Certificate of Incorporation. Any Director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

9.2 The Board of Directors shall be divided into three (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with the term of office of one (1) class expiring each year. At the 1999 Annual Meeting of Stockholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Subject to the foregoing, at each Annual Meeting of Stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting.

ARTICLE TEN

BY-LAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the By-Laws of the Corporation.

ARTICLE ELEVEN

AMENDMENTS

The Corporation reserves the right to amend or repeal any provisions contained in the Amended and Restated Certificate of Incorporation at any time in the manner now or hereafter prescribed in the Amended and Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE TWELVE

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by Section 203 of the General Corporation of the State of Delaware.

The above restatement was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

Executed on August 13, 1999.

NEW IFT CORPORATION

By: ______________________
Irwin L. Gross, Sole Director

Document No. 677918.01

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBAL TECHNOLOGIES, LTD.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 2010, AT 1:45 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2995274 8100
SR# 20180563232

Authentication: 202065642
Date: 01-31-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:49 PM 07/21/2010
FILED 01:45 PM 07/21/2010
SRV 100760553 - 2995274 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Global Technologies, Ltd.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four (4)" so that, as amended, said Article shall be and read as follows:

enclosed

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20 day of July, 20 10.

By: [signature]
Authorized Officer

Title: CHAIRMAN / CEO

Name: Anthony Webb
Print or Type

ARTICLE 4

It is certified that:

The total number of shares of all classes of stock, which the corporation shall have authority to issue, is 15 Billion (15,000,000,000) consisting of three classes of capital stock:

a) Fourteen billion, nine hundred and ninety one million (14,991,000,000) shares of class A Common Stock, par value $0.0001 per share (the "Class A Shares");

b) Four Million (4,000,000) shares of class B Common Stock, par value $0.01 per share (the "Class B Shares"); and

c) Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares")

PROVISION GRANTING BOARD STOCK REDUCTION POWERS

The Board of Directors of the Corporation is authorized to reduce the number of issued and outstanding shares of any class or series or stock without reducing the number of authorized shares of the class without prior shareholder approval.

PROVISION GRANTING BOARD STOCK DESIGNATION POWERS

The board of directors of the corporation is authorized to designate common or preferred shares as being of one or more classes and as being of one or more series within any class or classes, to establish from time to time the number of shares issued and authorized to be included in each class or series, to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof, to cause the corporation to file a certificate of designation in connection with such class or series, and to issue such shares.

The authority of the board of directors of the corporation with respect to each class or series shall include, but not be limited to, determination of the following:

(a) The distinctive designation of the class or series and the number of issued or authorized shares constituting that class or series, which number of any theretofore established class or series, no shares of which have been issued, may from time to time be increased or decreased to a number not less than the number of shares then outstanding;

(b) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

(c) Whether that class or series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of shares of the corporation, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(d) Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether shares which have been redeemed may be reissued or must be cancelled;

(e) Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that class or series, and whether, and if so the extent to which, shares of the class or series may participate with the common shares or with any other class or series in any dissolution of the corporation or distribution of assets of the corporation in excess of the preferential amount fixed for shares of the class or series;

(g) The extent of the voting powers, if any, including shares entitled to more than one vote per share, of the shares of the class or series;

(h) Whether, and if so the extent to which, shares of the class or series may participate with the common shares of the corporation or with any other class or series in any dividends in excess of the preferential dividend fixed for shares of the class or series; and

(i) Any other relative rights, preferences and limitations of that series.

(j) Dividends on outstanding shares of preferred shares shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares of the corporation with respect to the same dividend period.

STATE OF WYOMING
Office of the Secretary of State

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that

Global Technologies, Ltd.

an entity originally organized under the laws of Delaware on January 20, 1999, did on February 8, 2018 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **Global Technologies, Ltd.** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **8th** day of **February**, **2018**.

Secretary of State

By: Nicole Martinez

Filed Date: 02/08/2018